    As filed with the Securities and Exchange Commission on August 28, 1998.

                                                        Registration No. 333-

--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8


                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                GENSIA SICOR INC.
                                -----------------
             (Exact name of registrant as specified in its charter)



                   Delaware                               33-0176647
              --------------------                   ----------------
        (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)              Identification No.)

             9360 Towne Centre Drive
             San Diego, California                          92121
             ---------------------                   ----------------
    (Address of Principal Executive Offices)             (Zip Code)



       AMENDED AND RESTATED GENSIA SICOR INC. EMPLOYEE STOCK PURCHASE PLAN
       -------------------------------------------------------------------
                            (Full title of the plan)

                                                          Copy to:

                DONALD E. PANOZ                     THOMAS E. SPARKS, JR.
    President and Chief Executive Officer       Pillsbury Madison & Sutro LLP
               Gensia Sicor Inc.                        P.O. Box 7880
            9360 Towne Centre Drive                San Francisco, CA 94120
          San Diego, California 92121                  (415) 983-1000
                                                    ------------------
                (949) 455-4700
                --------------
         (Name, address and telephone
         number, including area code,
             of agent for service)


                                                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                    Proposed             Proposed Maximum
   Title of Securities To Be            Amount To Be            Maximum Offering        Aggregate Offering            Amount of
          Registered                   Registered (1)          Price per Share (2)          Price (2)             Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par                 100,000 shares                $3.2969                 $329,690                  $98.00
value, including related
Series I Participating
Preferred Stock Purchase
Rights
------------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq National Market on August 26, 1998.

                                -----------------

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

                                Page 1 of 7 Pages
                        Exhibit Index Appears on Page 5.

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
       ------------------------------------------------------------------


General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on May 22, 1992 (File No. 33-47203), August 28, 1995 (File No. 33-95114), August 26, 1997 (File No. 333-10653) and October 27, 1997 (File
No. 333-38811) are hereby incorporated by reference.


                Incorporation of Certain Documents by Reference.
                ------------------------------------------------

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) Annual Report on Form 10-K (File No. 333-34565), as amended by Form 10-K/A, for the fiscal year ended December 31, 1997;

     (2) Registrant's Quarterly Report on Form 10-Q (File No. 333-34565) for the quarter ended March 31, 1998 and a Quarterly Report on Form 10-Q (File
No. 333-34565) for the quarter ended June 30, 1998;

     (3) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A (File No. 0-18549); and

     (4) The description of the Preferred Stock Purchase Rights for Series I Participating Preferred Stock, par value $.01 per share of the Registrant contained in Registrant's Registration Statement on Form 8-A (File No. 0-18549).

     In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 12, 1998.

                                  GENSIA SICOR INC.



                                  By      /s/ Donald E. Panoz
                                     -------------------------------------
                                              Donald E. Panoz
                                     President and Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald E. Panoz or John W. Sayward, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


          Signature                            Title                             Date
          ---------                            -----                             ----

     /s/ Donald E. Panoz              President and Chief Executive        August 12, 1998
--------------------------------      Officer and Chairman of the
         Donald E. Panoz              Board of Directors  (Principal
                                      Executive Officer)



     /s/ John W. Sayward              Vice President, Finance, Chief       August 12, 1998
--------------------------------      Financial Officer and Treasurer
         John W. Sayward              (Principal Financial Officer and
                                      Principal Accounting Officer)



          Signature                            Title                             Date
          ---------                            -----                             ----

     /s/ Michael D. Cannon            Executive Vice President and         August 12, 1998
--------------------------------      Director
         Michael D. Cannon



                                      Executive Vice President and         August 12, 1998
--------------------------------      Director
         Carlo Salvi



     /s/ Frank C. Becker              Director                             August 12, 1998
--------------------------------
         Frank C. Becker



     /s/ Herbert J. Conrad            Director                             August 12, 1998
--------------------------------
         Herbert J. Conrad



     /s/ Carlos A. Ferrer             Director                             August 12, 1998
--------------------------------
         Carlos A. Ferrer



                                      Director                             August 12, 1998
--------------------------------
         David F. Hale


                                INDEX TO EXHIBITS


Exhibit
Number                              Exhibit
------                              -------


   5.1 Opinion of Pillsbury Madison & Sutro LLP regarding legality of securities to be offered.

10.1(1)      Amended and Restated Gensia Sicor Inc. Employee Stock Purchase Plan

  23.1       Consent of Ernst & Young LLP, Independent Auditors.

  23.3       Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

  24.1       Power of Attorney (see page 3).

------------------------

(1) Incorporated by reference to Exhibit A of the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 1998 (File No. 333-34565).